                                                                EXHIBIT 99(m)(l)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit  = Greater of Specified Amount or Percentage of Cash Value
                      = $115,000 or 116% x $36,740.46
                      = $115,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4   $39,013.59
- Monthly Deduction*                $ 1,524.63
- Mortality & Expense Charge**      $   343.70
+ Hypothetical Rate of Return***    $  (404.80)
                                     ---------
=                                   $   36,740 (rounded to the nearest dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month        COI
------    ----------
  1       $   125.33
  2       $   125.64
  3       $   125.95
  4       $   126.27
  5       $   126.58
  6       $   126.90
  7       $   127.21
  8       $   127.52
  9       $   127.84
 10       $   128.15
 11       $   128.47
 12       $   128.78
Total     $ 1,524.63

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

Month      Interest
------    ----------
  1       ($  34.66)
  2       ($  34.49)
  3       ($  34.33)
  4       ($  34.16)
  5       ($  33.99)
  6       ($  33.82)
  7       ($  33.65)
  8       ($  33.48)
  9       ($  33.31)
 10       ($  33.14)
 11       ($  32.97)
 12       ($  32.80)
Total     ($ 404.80)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value              $ 36,740.46
- Year 5 Surrender Charge        $  1,941.76
                                 -----------
=                                $    34,799 (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit =  Greater of Specified Amount or Percentage of Cash Value
                     =  $115,000 or 116% x $51,290.74
                     =  $115,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $ 50,544.21
- Monthly Deduction*                 $  1,267.83
- Mortality & Expense Charge**       $    448.74
+ Hypothetical Rate of Return***     $  2,463.10
                                     -----------
=                                    $    51,291 (rounded to the nearest dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

 Month       COI
------   ----------
  1      $   106.21
  2      $   106.11
  3      $   106.01
  4      $   105.91
  5      $   105.81
  6      $   105.71
  7      $   105.60
  8      $   105.50
  9      $   105.40
 10      $   105.29
 11      $   105.19
 12      $   105.08
Total    $ 1,267.83

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

Month     Interest
------   ----------
  1      $   203.89
  2      $   204.13
  3      $   204.38
  4      $   204.63
  5      $   204.88
  6      $   205.13
  7      $   205.38
  8      $   205.63
  9      $   205.88
 10      $   206.14
 11      $   206.39
 12      $   206.65
Total    $ 2,463.10

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value         $ 51,290.74
- Year 5 Surrender Charge   $  1,941.76
                            -----------
=                           $    49,349 (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit =  Greater of Specified Amount or Percentage of Cash Value
                     =  $115,000 or 116% x $69,788.29
                     =  $115,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4     $ 64,332.79
- Monthly Deduction*                  $    951.61
- Mortality & Expense Charge**        $    574.34
+ Hypothetical Rate of Return***      $  6,981.46
                                      -----------
=                                     $    69,788 (rounded to the nearest dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month        COI
------    --------
  1       $  83.36
  2       $  82.64
  3       $  81.92
  4       $  81.20
  5       $  80.46
  6       $  79.72
  7       $  78.97
  8       $  78.21
  9       $  77.45
 10       $  76.68
 11       $  75.90
 12       $  75.11
Total     $ 951.61

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

Month      Interest
------    ----------
  1       $   560.40
  2       $   564.16
  3       $   567.96
  4       $   571.80
  5       $   575.68
  6       $   579.59
  7       $   583.54
  8       $   587.53
  9       $   591.56
 10       $   595.62
 11       $   599.73
 12       $   603.88
Total     $ 6,981.46

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value=
Year 5 Policy Value              $ 69,788.29
- Year 5 Surrender Charge        $  1,941.76
                                 -----------
=                                $    67,847 (rounded to the nearest dollar)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year  5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                      = $115,000 or 116% x $36,618.58
                      = $115,000

POLICY VALUE:


Year 5 Policy Value =
Policy Value at the end of year 4     $ 38,937.79
- Monthly Deduction*                  $  1,572.60
- Mortality & Expense Charge**        $    342.79
+ Hypothetical Rate of Return***     ($    403.73)
                                      -----------
=                                     $    36,619 (rounded to the nearest dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

 Month        COI
 -----    -----------
  1       $   129.24
  2       $   129.57
  3       $   129.90
  4       $   130.23
  5       $   130.56
  6       $   130.89
  7       $   131.22
  8       $   131.55
  9       $   131.88
 10       $   132.21
 11       $   132.54
 12       $   132.87
Total     $ 1,572.60

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----     --------
  1       ($ 34.59)
  2       ($ 34.42)
  3       ($ 34.25)
  4       ($ 34.08)

Month     Interest
-----     --------

  5       ($ 33.90)
  6       ($ 33.73)
  7       ($ 32.56)
  8       ($ 33.39)
  9       ($ 33.21)
 10       ($ 33.04)
 11       ($ 32.87)
 12       ($ 32.69)
Total     ($403.73)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value              $ 36,618.68
- Year 5 Surrender Charge        $  1,941.76
                                 -----------
=                                $    34,677 (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit  = Greater of Specified Amount or Percentage of Cash Value
                      = $115,000 or 116% x $51,171.90
                      = $115,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $ 50,469.45
- Monthly Deduction*                 $ 1,308.02
- Mortality & Expense Charge**       $   447.88
+ Hypothetical Rate of Return***     $ 2,458.34
                                     ----------
=                                    $   51,172 (rounded to the nearest dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

 Month        COI
 -----    ----------
  1       $   109.55
  2       $   109.45
  3       $   109.35

 Month        COI
 -----    ----------
  4       $   109.25
  5       $   109.15
  6       $   109.05
  7       $   108.95
  8       $   108.85
  9       $   108.75
 10       $   108.65
 11       $   108.55
 12       $   108.45
Total     $ 1,308.02

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

Month      Interest
-----     ----------
  1       $   203.57
  2       $   203.80
  3       $   204.03
  4       $   204.27
  5       $   204.50
  6       $   204.74
  7       $   204.97
  8       $   205.21
  9       $   205.45
 10       $   205.69
 11       $   205.93
 12       $   206.17
Total     $ 2,458.34

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value              $ 51,171.90
- Year 5 Surrender Charge        $  1,941.76
                                 -----------
=                                $    49,230 (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit  = Greater of Specified Amount or Percentage of Cash Value
                      = $115,000 or 116% x $69,676.65
                      = $115,000

POLICY VALUE:

Year 5 Policy Value =

Policy Value at the end of year 4    $ 64,260.61
- Monthly Deduction*                 $    982.16
- Mortality & Expense Charge**       $    573.54
+ Hypothetical Rate of Return***     $  6,971.76
                                     -----------
=                                    $    69,677 (rounded to the nearest dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month    COI
-----  --------
  1    $  86.00
  2    $  85.27
  3    $  84.53
  4    $  83.78
  5    $  83.03
  6    $  82.27
  7    $  81.51
  8    $  80.73
  9    $  79.95
 10    $  79.16
 11    $  78.37
 12    $  77.56
Total  $ 982.16

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----    ----------
  1      $   559.75
  2      $   563.48
  3      $   567.26
  4      $   571.07
  5      $   574.91
  6      $   578.80
  7      $   582.72
  8      $   586.68
  9      $   590.68
 10      $   594.72
 11      $   598.79
 12      $   602.91
Total    $ 6,971.76

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value          $ 69,676.65
- Year 5 Surrender Charge    $  1,941.76
                             -----------
=                            $    67,735 (rounded to the nearest dollar)